HEI Exhibit 99

NEWS RELEASE
May 9, 2022
Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Vice President, Investor Relations & Corporate Sustainability	E-mail: ir@hei.com
HEI REPORTS FIRST QUARTER 2022 RESULTS

1Q22 Net Income of $69.2M and Diluted Earnings Per Share (EPS)1 of $0.63
Utility Performing Well and Progressing Climate Action Goals
Bank Results Reflect Solid Credit Quality, Stable Net Interest Margin and Improving Bank Environment

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2022 of $69.2 million and EPS of $0.63 compared to $64.4 million and EPS of $0.59 for the first quarter of 2021.
“We’re pleased with our consolidated first quarter results, with solid performance across our enterprise,” said Scott Seu, HEI president and CEO. “The utility is executing well under the new performance-based regulation framework, and continues to collaborate with partners statewide to progress our climate change action goals. Our bank results reflect good execution in an improving banking environment. Earning asset yields are starting to improve, credit quality remains solid, and the bank is managing expenses well amid its digital transformation. We also had a gain from the sale of an investment in an electric vehicle charging company that Pacific Current has partnered with to expand charging stations in Hawaii.
“At the same time we’re seeing the impacts of inflation and supply chain challenges, including higher fuel prices, and we’re working hard to manage those across our companies. We know that our communities and customers are feeling the impact of these dynamics as well. This underscores the importance of our utility’s focus on affordability, efficiency and providing options for customers to manage their bills, and the value of our bank’s work to help meet our customers’ financial needs. It also highlights the urgent need for us to continue working together as a state to rapidly reduce our dependence on imported fossil fuels,” said Seu.

1 Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

HAWAIIAN ELECTRIC COMPANY EARNINGS2
Hawaiian Electric Company’s (Hawaiian Electric) net income for the first quarter of 2022 was $46.4 million, compared to $43.4 million in the first quarter of 2021, with the increase primarily driven by the following after-tax items:
•$7 million higher Annual Revenue Adjustment revenues;
•$1 million higher revenues related to the utility’s ownership of the U.S. Army’s electrical distribution systems on Oahu, offset by an equivalent amount of expense (included in operations and maintenance);
•$1 million due to a reset of heat rate requirements leading to lower penalties for fuel efficiency;
•$1 million in higher major project interim recovery revenues; and
•$1 million related solely to a change in the timing for revenue recognition within the year for Maui County operations that eliminates seasonality in recognizing target revenues and results in recognizing revenues evenly throughout the year, with target revenues recognized on an annual basis remaining unchanged.
These items were partially offset by the following after-tax items:
•$8 million in higher operations and maintenance expenses, including $3 million driven by more generating facility overhauls and maintenance performed and higher transmission and distribution maintenance expense, $1 million related to the utility’s ownership of the U.S. Army’s electrical distribution systems on Oahu (offset by an equivalent amount of revenues), and $1 million related to higher bad debt expense; and
•$1 million higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency.

AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (ASB) first quarter of 2022 net income was $23.9 million, compared to $22.1 million in the fourth quarter of 2021 and $29.6 million in first quarter of 2021. The increase in net income compared to the linked quarter was primarily due to higher noninterest income and lower noninterest expense. The decrease compared to the first quarter of 2021 was primarily due to a $3.3 million negative provision for credit losses in the first quarter of 2022 compared to an $8.4 million negative provision for credit losses in the first quarter of 2021.
2 Note: Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

Total earning assets as of March 31, 2022 were $8.7 billion, up 2.1% from December 31, 2021.
Total loans were $5.2 billion as of March 31, 2022, consistent with December 31, 2021 as lower commercial markets, Paycheck Protection Program and residential loan balances were offset by higher loan balances across the remainder of the loan portfolio, primarily in commercial real estate.
Total deposits were $8.3 billion as of March 31, 2022, an increase of 1.4% from December 31, 2021. For the first quarter of 2022, the average cost of funds was 0.05%, flat versus the linked quarter and down three basis points versus the same quarter last year.
ASB’s return on average equity3 for the first quarter of 2022 was 13.7%, compared to 12.1% in the linked quarter and 16.0% in the first quarter of 2021. Return on average assets was 1.04% for the first quarter of 2022, compared to 0.97% in the linked quarter and 1.40% in the same quarter last year.
In the first quarter of 2022, ASB paid dividends of $15.0 million to HEI. ASB had a Tier 1 leverage ratio of 7.8% at March 31, 2022.
Please refer to ASB’s news release issued on April 29, 2022 for additional information on ASB.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $1.1 million in the first quarter of 2022 compared to $8.6 million in first quarter of 2021. The lower net loss was primarily due to a gain on sale of an equity-method investment at Pacific Current.

BOARD DECLARES QUARTERLY DIVIDEND
On May 5, 2022, HEI announced that the Board of Directors declared a quarterly cash dividend of $0.35 per share, payable on June 10, 2022 to shareholders of record at the close of business on May 20, 2022 (ex-dividend date is May 19, 2022). This quarterly dividend is equivalent to an annual rate of $1.40 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on May 5, 2022 of $41.40, HEI’s dividend yield is 3.4%.

3 Bank return on average equity calculated using daily average common equity.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2022 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and
2022 earnings guidance and outlook on Monday, May 9, 2022 at 10:15 a.m. Hawaii time (4:15 p.m. Eastern).
To listen to the conference call, dial 1-844-200-6205 (U.S.) or 1-929-526-1599 (international) and enter passcode 275546. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through May 23, 2022. To access the audio replay, dial 1-866-813-9403 (U.S.) or 44-204-525-0658 (international) and enter passcode 477148.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.

ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2021 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2022	2021
Revenues
Electric utility	$708,792	$564,864
Bank	75,115	77,131
Other	1,161	951
Total revenues	785,068	642,946
Expenses
Electric utility	635,197	495,750
Bank	45,085	41,835
Other	5,510	7,330
Total expenses	685,792	544,915
Operating income (loss)
Electric utility	73,595	69,114
Bank	30,030	35,296
Other	(4,349)	(6,379)
Total operating income	99,276	98,031
Retirement defined benefits credit—other than service costs	1,243	2,435
Interest expense, net—other than on deposit liabilities and other bank borrowings	(24,349)	(23,736)
Allowance for borrowed funds used during construction	778	747
Allowance for equity funds used during construction	2,409	2,191
Gain on sales of investment securities, net and equity-method investment	8,123	528
Income before income taxes	87,480	80,196
Income taxes	17,840	15,365
Net income	69,640	64,831
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$69,167	$64,358
Basic earnings per common share	$0.63	$0.59
Diluted earnings per common share	$0.63	$0.59
Dividends declared per common share	$0.35	$0.34
Weighted-average number of common shares outstanding	109,361	109,221
Weighted-average shares assuming dilution	109,634	109,492
Net income (loss) for common stock by segment
Electric utility	$46,409	$43,358
Bank	23,870	29,556
Other	(1,112)	(8,556)
Net income for common stock	$69,167	$64,358
Comprehensive income (loss) attributable to HEI	$(47,992)	$20,342
Return on average common equity (%) (twelve months ended)	10.9	10.0

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
($ in thousands, except per barrel amounts)	2022	2021
Revenues	$708,792	$564,864
Expenses
Fuel oil	221,286	127,427
Purchased power	163,533	142,296
Other operation and maintenance	125,257	114,570
Depreciation	58,471	57,355
Taxes, other than income taxes	66,650	54,102
Total expenses	635,197	495,750
Operating income	73,595	69,114
Allowance for equity funds used during construction	2,409	2,191
Retirement defined benefits credit—other than service costs	990	1,021
Interest expense and other charges, net	(18,326)	(17,983)
Allowance for borrowed funds used during construction	778	747
Income before income taxes	59,446	55,090
Income taxes	12,538	11,233
Net income	46,908	43,857
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	46,679	43,628
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$46,409	$43,358
Comprehensive income attributable to Hawaiian Electric	$46,460	$43,392
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,448	1,428
Hawaii Electric Light	254	245
Maui Electric	255	236
	1,957	1,909
Average fuel oil cost per barrel	$103.40	$63.87
Return on average common equity (%) (twelve months ended)[1]	8.1	9.0
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
(in thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Interest and dividend income
Interest and fees on loans	$46,005	$48,384	$49,947
Interest and dividends on investment securities	13,984	11,755	8,673
Total interest and dividend income	59,989	60,139	58,620
Interest expense
Interest on deposit liabilities	947	1,062	1,462
Interest on other borrowings	5	4	27
Total interest expense	952	1,066	1,489
Net interest income	59,037	59,073	57,131
Provision for credit losses	(3,263)	(3,458)	(8,435)
Net interest income after provision for credit losses	62,300	62,531	65,566
Noninterest income
Fees from other financial services	5,587	5,888	5,073
Fee income on deposit liabilities	4,691	4,634	3,863
Fee income on other financial products	2,718	2,003	2,442
Bank-owned life insurance	681	1,107	2,561
Mortgage banking income	1,077	1,808	4,300
Gain on sale of real estate	1,002	—	—
Gain on sale of investment securities, net	—	—	528
Other income, net	372	220	272
Total noninterest income	16,128	15,660	19,039
Noninterest expense
Compensation and employee benefits	27,215	27,375	28,037
Occupancy	5,952	5,358	4,969
Data processing	4,151	4,472	4,351
Services	2,439	2,718	2,862
Equipment	2,329	2,521	2,222
Office supplies, printing and postage	1,060	1,145	1,044
Marketing	1,018	1,562	648
FDIC insurance	808	823	816
Other expense	3,241	3,993	2,554
Total noninterest expense	48,213	49,967	47,503
Income before income taxes	30,215	28,224	37,102
Income taxes	6,345	6,095	7,546
Net income	$23,870	$22,129	$29,556
Comprehensive income (loss)	$(98,571)	$9,840	$(16,198)
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.04	0.97	1.40
Return on average equity	13.70	12.10	16.04
Return on average tangible common equity	15.53	13.63	18.06
Net interest margin	2.79	2.79	2.95
Efficiency ratio	64.14	66.86	62.36
Net charge-offs to average loans outstanding	0.01	0.03	0.18
As of period end
Nonaccrual loans to loans receivable held for investment	0.72	0.86	1.00
Allowance for credit losses to loans outstanding	1.30	1.36	1.73
Tangible common equity to tangible assets	5.8	7.1	7.3
Tier-1 leverage ratio	7.8	7.9	8.3
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$15.0	$19.0	$5.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.